Exhibit 21
Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2008

INTEGRYS ENERGY GROUP, INC.+ *

Wisconsin Public Service Corporation+
WPS Leasing, Inc.+
Wisconsin Valley Improvement Company (27.1% ownership) +
Wisconsin River Power Company (50% ownership)+
WPS Investments, LLC (approximately 14.11% ownership)+
American Transmission Company LLC (approximately 34.06% ownership)+
ATC Management Inc. (32.11% ownership)+

WPS Investments, LLC (approximately 82.89% ownership)+
American Transmission Company LLC (approximately 34.06% ownership)+

Michigan Gas Utilities Corporation++

Minnesota Energy Resources Corporation++

Integrys Business Support, LLC++

WPS Visions, Inc.+

Badger Energy Services, LLC (12.50% ownership)+

Integrys Energy Services, Inc.+
Quest Energy, LLC+++
Integrys Energy Services of Canada Corp. (formed under Canadian law)
Integrys Energy Services of New York, Inc. (formed under New York law)
Integrys Energy Services of Texas, LP (formed under Texas law) (99% ownership)
Integrys Energy Services of Texas, LP (formed under Texas law) (1% ownership)
PERC Holdings, LLC++

WPS Power Development, LLC+
PDI Stoneman, Inc.+
Winnebago Energy Center, LLC++
WPS Canada Generation, Inc.+
WPS New England Generation, Inc.+
Wisconsin Woodgas LLC+
Wisconsin Energy Operations LLC (49% ownership)+
ECO Coal Pelletization #12 LLC (70% ownership)++
Synfuel Solutions, LLC (33.33% ownership)++
Synfuel Solutions Operating, LLC++
Sunbury Holdings, LLC++
WPS Westwood Generation, LLC++
WPS Empire State, Inc. (formed under New York law)
WPS Beaver Falls Generation, LLC++
WPS Syracuse Generation, LLC++
Combined Locks Energy Center, LLC+
PV Midstream Ventures, LLC (50% ownership)++
Peoples Natural Gas Liquids, LLC++
Solar Hold 2008-1, LLC++
Soltage-MAZ 700 Tinton Falls, LLC++ (99% ownership)
Soltage-ADC 630 Jamesburg, LLC++ (99% ownership)
Soltage-PLG 500 Millford, LLC++ (99% ownership)
Solar Hold 2008-2, LLC++
Solar Man, LLC++
Sun Devil Solar LLC++
Solar Star California II, LLC++
Solar Star New Jersey, I, LLC++
LGS Renewables, I, LC (formed under Texas law) (50% ownership)

Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2008

INTEGRYS ENERGY GROUP, INC.+*

Peoples Energy Corporation++++
The Peoples Gas Light and Coke Company++++
Peoples Gas Neighborhood Development Corporation++++
North Shore Gas Company++++
Peoples Energy Resources Company, LLC++
Peoples MW, LLC++
Peoples District Energy Corporation++++
Peoples Energy Ventures, LLC++
Peoples Energy Home Services, LLC++
Peoples Energy Neighborhood Development, LLC++
Peoples Technology, LLC++

Upper Peninsula Power Company+++
WPS Investments, LLC (approximately 3.0% ownership)+
American Transmission Company LLC (approximately 34.06% ownership)+
ATC Management Inc. (1.96% ownership)+

Upper Peninsula Building Development Company+++

Penvest, Inc.+++

*
Integrys Energy Group, Inc. is the parent holding company.  All affiliated companies listed are 100% owned except as noted otherwise.  All affiliates are currently active, with the exception of Wisconsin Woodgas, LLC;  Wisconsin Energy Operations LLC; ECO Coal Pelletization #12, LLC; Synfuel Solutions, LLC; Synfuel Solutions Operating, LLC; PDI Stoneman, Inc.; PV Midstream Ventures, LLC; Peoples MW, LLC; Peoples Energy Ventures, LLC; and Peoples District Energy Corporation.

+	Formed under Wisconsin law.
++	Formed under Delaware law.
+++	Formed under Michigan law.
++++	Formed under Illinois law.